UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Board of Directors of Sparton Corporation, an Ohio corporation (the “Company”), approved and adopted a cash retention bonus pool. Under the arrangement, the Company will pay certain executives and key employees a cash retention bonus, in the event that the participant remains continuously employed with the Company and there is no Change in Control (as defined in the Sparton Corporation 2010 Long-Term Stock Incentive Plan, as amended) prior to September 14, 2019 or earlier in the event the participant is involuntarily terminated after June 30, 2018.

Participants employed on or after June 30, 2018 and involuntarily terminated prior to September 14, 2019 will be entitled to 50% of the approved cash retention bonus plus a pro rata portion of the remaining 50%. Each participant’s pro rata portion will be equal to the number of full calendar months that have elapsed during the period June 30, 2018 through August 31, 2019, including the calendar month in which the termination occurs, divided by 14 (which is the number of calendar months occurring during the period June 30, 2018 through August 31, 2019).

Participants who remain employed by the Company through September 14, 2019 will receive payment on that date or within 14 days of involuntary termination if termination occurs during the period June 30, 2018 through September 14, 2019.

Participants in the arrangement include the Principal Financial Officer and certain of the Named Executive Officers. The names and titles of such participants and their retention bonus amounts are listed below:

Executive	Title	Retention Bonus Amount
Joseph G. McCormack	SVP, Chief Financial Officer	$400,000
Gordon B. Madlock	SVP, Operations	$390,000
Steven M. Korwin	SVP, Quality and Engineering	$310,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: May 1, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer